     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 1999

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                  CITICORP                               COMMERCIAL CREDIT COMPANY
         (Exact name of registrant                       (Exact name of registrant
        as specified in its charter)                    as specified in its charter)

                  DELAWARE                                        DELAWARE
      (State or other jurisdiction of                 (State or other jurisdiction of
       incorporation or organization)                  incorporation or organization)

                 13-2614988                                      52-0883351
    (I.R.S. Employer Identification No.)            (I.R.S. Employer Identification No.)

              399 PARK AVENUE                                300 ST. PAUL PLACE
          NEW YORK, NEW YORK 10043                       BALTIMORE, MARYLAND 21202
               (212) 559-1000                                  (410) 332-3000
(Address, including zip code, and telephone     (Address, including zip code, and telephone
       number, including area code, of          number, including area code, of registrant's
  registrant's principal executive offices)             principal executive offices)

                           STEPHANIE B. MUDICK, ESQ.
                                 Citigroup Inc.
                        General Counsel -- Corporate Law
                              153 East 53rd Street
                            New York, New York 10043
                                 (212) 559-1000
                      (Name, address, including zip code,
                      and telephone number, including area
                          code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

     The debt securities covered by this registration statement have previously been registered under the Securities Act. Registration fees have been paid with respect to all such securities in accordance with Rule 457(o) and Section 6(b) of the Securities Act and no additional fee is payable in connection with the outstanding debt securities. No separate fee is payable with respect to the guarantee covered by this registration statement in accordance with Rule 457(n) and Section 6(b) of the Securities Act.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 26, 1999
PROSPECTUS
                                    CITICORP
                           COMMERCIAL CREDIT COMPANY
        $150,000,000 principal amount of 6.700% Notes due August 1, 1999
        $100,000,000 principal amount of 6.125% Notes due March 1, 2000
        $150,000,000 principal amount of 6.000% Notes due April 15, 2000
         $200,000,000 principal amount of 6.750% Notes due May 15, 2000
        $100,000,000 principal amount of 6.000% Notes due June 15, 2000
        $200,000,000 principal amount of 5.750% Notes due July 15, 2000
      $200,000,000 principal amount of 5.550% Notes due February 15, 2001
       $300,000,000 principal amount of 8.250% Notes due November 1, 2001
      $200,000,000 principal amount of 6.200% Notes due November 15, 2001
        $200,000,000 principal amount of 7.375% Notes due March 15, 2002
         $200,000,000 principal amount of 6.875% Notes due May 1, 2002
         $300,000,000 principal amount of 6.450% Notes due July 1, 2002
      $200,000,000 principal amount of 6.375% Notes due September 15, 2002
       $200,000,000 principal amount of 5.875% Notes due January 15, 2003
      $200,000,000 principal amount of 5.900% Notes due September 1, 2003
        $200,000,000 principal amount of 7.875% Notes due July 15, 2004
        $250,000,000 principal amount of 6.500% Notes due August 1, 2004 $200,000,000 principal amount of 7.750% Notes due March 1, 2005
        $200,000,000 principal amount of 7.375% Notes due April 15, 2005
         $200,000,000 principal amount of 6.500% Notes due June 1, 2005
       $200,000,000 principal amount of 6.125% Notes due December 1, 2005
      $200,000,000 principal amount of 6.625% Notes due November 15, 2006
         $300,000,000 principal amount of 6.750% Notes due July 1, 2007
       $300,000,000 principal amount of 6.250% Notes due January 1, 2008
      $150,000,000 principal amount of 10.000% Notes due December 1, 2008
        $100,000,000 principal amount of 10.000% Notes due May 15, 2009
        $150,000,000 principal amount of 8.700% Notes due June 15, 2009
        $100,000,000 principal amount of 8.700% Notes due June 15, 2010
         $200,000,000 principal amount of 6.625% Notes due June 1, 2015
       $200,000,000 principal amount of 7.875% Notes due February 1, 2025

                  UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
                       PRINCIPAL AND INTEREST BY CITICORP
                               ------------------
     The outstanding securities of Commercial Credit Company listed above and the guarantee of the outstanding securities by Citicorp offered by this prospectus have been registered under the Securities Act of 1933.

     Citicorp has guaranteed the repayment of the principal amounts of the outstanding securities on the maturity dates and the semiannual payments of interest for each of the outstanding securities.
                               ------------------
     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               ------------------
     These securities are not deposits or savings accounts but are unsecured obligations of Citicorp and Commercial Credit Company. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

     One or more broker-dealer affiliates of Citicorp and Commercial Credit Company, including Salomon Smith Barney Inc., expect to offer and sell the outstanding securities as part of their business, and may act as a principal or agent in such transactions. These broker-dealer affiliates may use this prospectus in connection with these activities.
                               ------------------
                              SALOMON SMITH BARNEY
                    , 1999

                               TABLE OF CONTENTS

                                                              PAGE
Citicorp....................................................    3
Commercial Credit Company...................................    3
Citicorp's Ratio of Income to Fixed Charges.................    3
Commercial Credit Company's Ratio of Earnings to Fixed
  Charges...................................................    3
Description of the Guarantee................................    4
Description of the Outstanding Securities...................    4
Use of Proceeds.............................................   12
Market-Making Activities....................................   12
ERISA Matters...............................................   12
Experts.....................................................   13
Legal Matters...............................................   13
Where You Can Find More Information.........................   13

                                    CITICORP

     Citicorp, a diversified financial services company, conducts its activities through its Global Consumer, Global Corporate, Asset Management and Investment Activities segments. Its staff of 103,000 (including 59,800 outside the U.S.) serves individuals, businesses, governments, and financial institutions in approximately 3,300 locations (including branches and representative, subsidiary, and affiliate offices) in 100 countries and territories throughout the world. Citicorp, a U.S. bank holding company, is the sole shareholder of Citibank, N.A., its major subsidiary.

     The Global Consumer segment of Citicorp includes a global, full-service consumer franchise encompassing, among other things, branch and electronic banking, consumer lending and credit and charge card services, and personalized wealth management services for high net worth clients. The Global Corporate segment serves corporations, financial institutions, governments, and other participants in developed and emerging markets throughout the world. The Asset Management segment offers a broad range of asset management products and services from global investment centers around the world, including mutual funds, closed-end funds, and managed accounts. The Investment Activities segment consists primarily of Citicorp's venture capital activities, certain corporate investments and the results of certain investments in countries that refinanced debt under the 1989 Brady Plan or plans of a similar nature.

     On October 8, 1998, Citicorp became a wholly owned subsidiary of Travelers Group Inc., which then changed its name to Citigroup Inc.

     Citigroup, Citicorp's parent, is a diversified holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. Citigroup's activities are conducted through its Global Consumer, Global Corporate and Investment Bank, Asset Management, and Investment Activities segments.

     Citicorp is regulated under the Bank Holding Company Act of 1956 and is subject to examination by the Federal Reserve Board. Citibank is a member of the Federal Reserve System and is subject to regulation and examination by the Office of the Comptroller of the Currency.

     The principal offices of Citicorp are located at 399 Park Avenue, New York, New York 10043; telephone number 212-559-1000.

                           COMMERCIAL CREDIT COMPANY

     Commercial Credit Company is a financial services holding company engaged, through its subsidiaries, principally in consumer finance services.

     On [                    ], 1999, Commercial Credit Company, which is an
indirect wholly owned subsidiary of Citigroup, also became an indirect wholly owned subsidiary of Citicorp.

     The principal executive offices of Commercial Credit Company are located at 300 St. Paul Place, Baltimore, Maryland 21202; telephone number 410-332-3000.

                  CITICORP'S RATIO OF INCOME TO FIXED CHARGES

                                            THREE MONTHS
                                                ENDED              YEAR ENDED DECEMBER 31,
                                              MARCH 31,      ------------------------------------
                                                1999         1998    1997    1996    1995    1994
                                            -------------    ----    ----    ----    ----    ----
Ratio of income to fixed charges excluding
  interest on deposits....................      2.63         2.22    2.59    2.70    2.32    1.77
Ratio of income to fixed charges including
  interest on deposits....................      1.45         1.29    1.43    1.49    1.43    1.31

         COMMERCIAL CREDIT COMPANY'S RATIO OF EARNINGS TO FIXED CHARGES

                                            THREE MONTHS
                                                ENDED              YEAR ENDED DECEMBER 31,
                                              MARCH 31,      ------------------------------------
                                                1999         1998    1997    1996    1995    1994
                                            -------------    ----    ----    ----    ----    ----
Ratio of earnings to fixed charges........      1.65         1.62    1.61    1.58    1.68    1.82

                          DESCRIPTION OF THE GUARANTEE

     Citicorp has guaranteed the payment of the outstanding principal of and interest on the outstanding securities until the earliest to occur of:

     - the date that is five business days after the maturity date of all the outstanding securities, either upon their stated maturities, redemption or otherwise;

     - the date on which Commercial Credit Company ceases to be a wholly owned subsidiary of Citicorp; and

     - the date on which Citicorp ceases to be a reporting company under the Securities Exchange Act of 1934.

This guarantee is included as part of the indenture among Citicorp, Commercial Credit Company and The First National Bank of Chicago, as successor trustee (the "trustee"). Holders of any of the outstanding securities may inspect a copy of the indenture at the trustee's offices during normal business hours and copies of the indenture may be obtained from Citicorp, Commercial Credit Company or the trustee.

     The guarantee is an unsecured obligation of Citicorp and ranks on an equal basis with all of Citicorp's other unsecured and unsubordinated indebtedness (including any other unsecured and unsubordinated guarantees given by Citicorp). Holders of the outstanding securities may proceed directly against Citicorp in the event of a default under the outstanding securities without first proceeding against Commercial Credit Company.

     Because Citicorp is a holding company, its rights and the rights of its creditors, including the holders of the outstanding securities, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary.

                   DESCRIPTION OF THE OUTSTANDING SECURITIES

     The outstanding securities offered by this prospectus were issued under the indenture. The indenture has been filed with the SEC and is incorporated by reference in the registration statement of which this prospectus forms a part.

     The following briefly summarizes certain provisions of the outstanding securities and the indenture. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. The numbers in parentheses below refer to sections in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference as a part of the statement made, and the statement is qualified in its entirety by such reference.

TERMS OF THE OUTSTANDING SECURITIES

                                                                                                INTEREST     RECORD DATES
                                                                    INTEREST    PRINCIPAL       PAYMENT      FOR INTEREST
               TITLE OF SERIES                    MATURITY DATE       RATE        AMOUNT         DATES         PAYMENT
               ---------------                    -------------     --------   ------------   ------------   ------------
6.700% notes due August 1, 1999...............    August 1, 1999      6.700%   $150,000,000   February 1     January 15
                                                                                              August 1       July 15
6.125% notes due March 1, 2000................    March 1, 2000       6.125%   $100,000,000   March 1        February 15
                                                                                              September 1    August 15
6.000% notes due April 15, 2000...............    April 15, 2000      6.000%   $150,000,000   April 15       March 31
                                                                                              October 15     September 30
6.750% notes due May 15, 2000.................     May 15, 2000       6.750%   $200,000,000   May 15         April 30
                                                                                              November 15    October 31
6.000% notes due June 15, 2000................    June 15, 2000       6.000%   $100,000,000   June 15        May 31
                                                                                              December 15    November 30
5.750% notes due July 15, 2000................    July 15, 2000       5.750%   $200,000,000   January 15     December 31
                                                                                              July 15        June 30
5.550% notes due February 15, 2001............  February 15, 2001     5.550%   $200,000,000   February 15    January 31
                                                                                              August 15      July 31
8.250% notes due November 1, 2001.............   November 1, 2001     8.250%   $300,000,000   May 1          April 15
                                                                                              November 1     October 15
6.200% notes due November 15, 2001............  November 15, 2001     6.200%   $200,000,000   May 15         April 30
                                                                                              November 15    October 31
7.375% notes due March 15, 2002...............    March 15, 2002      7.375%   $200,000,000   March 15       February 28
                                                                                              September 15   August 31
6.875% notes due May 1, 2002..................     May 1, 2002        6.875%   $200,000,000   May 1          April 15
                                                                                              November 1     October 15
6.450% notes due July 1, 2002.................     July 1, 2002       6.450%   $300,000,000   January 1      December 15
                                                                                              July 1         June 15
6.375% notes due September 15, 2002...........  September 15, 2002    6.375%   $200,000,000   March 15       February 28
                                                                                              September 15   August 31
5.875% notes due January 15, 2003.............   January 15, 2003     5.875%   $200,000,000   January 15     December 31
                                                                                              July 15        June 30
5.900% notes due September 1, 2003............  September 1, 2003     5.900%   $200,000,000   March 1        February 15
                                                                                              September 1    August 15
7.875% notes due July 15, 2004................    July 15, 2004       7.875%   $200,000,000   January 15     December 31
                                                                                              July 15        June 30
6.500% notes due August 1, 2004...............    August 1, 2004      6.500%   $250,000,000   February 1     January 15
                                                                                              August 1       July 15
7.750% notes due March 1, 2005................    March 1, 2005       7.750%   $200,000,000   March 1        February 15
                                                                                              September 1    August 15
7.375% notes due April 15, 2005...............    April 15, 2005      7.375%   $200,000,000   April 15       March 31
                                                                                              October 15     September 30
6.500% notes due June 1, 2005.................     June 1, 2005       6.500%   $200,000,000   June 1         May 15
                                                                                              December 1     November 15
6.125% notes due December 1, 2005.............   December 1, 2005     6.125%   $200,000,000   June 1         May 15
                                                                                              December 1     November 15
6.625% notes due November 15, 2006............  November 15, 2006     6.625%   $200,000,000   May 15         April 30
                                                                                              November 15    October 31
6.750% notes due July 1, 2007.................     July 1, 2007       6.750%   $300,000,000   January 1      December 15
                                                                                              July 1         June 15
6.250% notes due January 1, 2008..............   January 1, 2008      6.250%   $300,000,000   January 1      December 15
                                                                                              July 1         June 15
10.000% notes due December 1, 2008............   December 1, 2008    10.000%   $150,000,000   June 1         May 15
                                                                                              December 1     November 15
10.000% notes due May 15, 2009................     May 15, 2009      10.000%   $100,000,000   May 15         April 30
                                                                                              November 15    October 31
8.700% notes due June 15, 2009................    June 15, 2009       8.700%   $150,000,000   June 15        May 31
                                                                                              December 15    November 30
8.700% notes due June 15, 2010(1).............    June 15, 2010       8.700%   $100,000,000   June 15        May 31
                                                                                              December 15    November 30
6.625% notes due June 1, 2015(2)..............     June 1, 2015       6.625%   $200,000,000   June 1         May 15
                                                                                              December 1     November 15
7.875% notes due February 1, 2025(3)..........   February 1, 2025     7.875%   $200,000,000   February 1     January 15
                                                                                              August 1       July 15

                                               (footnotes provided on next page)

---------------
(1) In addition, the 8.700% notes due June 15, 2010 will be repayable on June 15 of each of 2002 or 2005, at the option of the registered holders of the notes. The notes would be repaid at 100% of their principal amount together with interest payable to the date of repayment. In order for a note to be repaid, Commercial Credit Company must receive:

     - The note with the completed form entitled "Option to Elect Repayment" on the reverse of the note; or

     - A telegram, telex, facsimile transmission or letter from a member of a national securities exchange, the NASD or a commercial bank or a trust company in the United States setting forth:

        - the holder's name,

        - the principal amount of the note,

        - the amount of the note to be repaid,

        - a statement that the repayment option is being exercised, and

        - a guarantee that the note and the completed form entitled "Option to Elect Repayment" will be received by Commercial Credit Company not later than five business days after the date of the telegram, telex, facsimile transmission or letter (and Commercial Credit Company then must receive the note and the completed form before the end of the fifth business day).

     The note and form or the telegram, telex, facsimile transmission or letter must be delivered to the corporate trust office of the trustee in New York, New York:

     - between the open of business on April 15, 2002 and the close of business on May 15, 2002 (or, if such May 15 is not a business day, the next succeeding business day) for the June 15, 2002 repayment, or

     - between the open of business on April 15, 2005 and the close of business on May 15, 2005 (or, if such May 15 is not a business day, the next succeeding business day) for the June 15, 2005 repayment.

     Any such notice received by Commercial Credit Company between April 15, 2002 and May 15, 2002 and/or between April 15, 2005 and May 15, 2005 (or, if either May 15 is not a business day, the next succeeding business day), shall be irrevocable.

(2) In addition, the 6.625% notes due June 1, 2015 will be repayable on June 1, 2002, at the option of the registered holders of the notes. The notes would be repaid at 100% of their principal amount together with interest payable to the date of repayment. In order for a note to be repaid, Commercial Credit Company must receive the note with the form entitled "Option to Elect Repayment" on the reverse of the note or accompanying the note. The note and form must be delivered to the corporate trust office of the trustee in New York, New York between the open of business on April 1, 2002 and the close of business on May 1, 2002 (or, if such May 1 is not a business day, the next succeeding business day). Any such notice received by Commercial Credit Company between April 1, 2002 and May 1, 2002 (or, if such May 1 is not a business day, the next succeeding business day), shall be irrevocable.

(3) In addition, the 7.875% notes due February 1, 2025 will be repayable on February 1, 2005, at the option of the registered holders of the notes. The notes would be repaid at 100% of their principal amount together with interest payable to the date of repayment. In order for a note to be repaid, Commercial Credit Company must receive the note with the form entitled "Option to Elect Repayment" on the reverse of the note or accompanying the note. The note and form must be delivered to the corporate trust office of the trustee in New York, New York between the open of business on December 1, 2004 and the close of business on January 1, 2005 (or, if such January 1 is not a business day, the next succeeding business day). Any such notice received by Commercial Credit Company between December 1, 2004 and January 1, 2005 (or, if such January 1 is not a business day, the next succeeding business day), shall be irrevocable.

     With respect to the notes that are subject to repayment as described in the footnotes above, the holder of a note may exercise the repayment option for less than the entire principal amount of the note so long as the principal amount which is to be repaid is equal to $1,000 or a whole multiple of $1,000. Commercial Credit Company will determine all questions concerning the validity, eligibility (including time of receipt) and acceptance of any note for repayment, and all determinations will be final and binding.

     DTC or its nominee will be the registered holder of the notes and therefore will be the only entity that can exercise a right to repayment, and that repayment will be made in accordance with DTC's repayment procedures in effect at that time. The 6.625% notes due June 1, 2015 and the 7.875% notes due February 1, 2025 are the only notes that carry a right of repayment that can be exercised exclusively by DTC. In order to ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in the notes, the beneficial owner of such interest must instruct the broker or other direct or indirect participant through which it holds a beneficial interest in the notes to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in the notes in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.

     The outstanding securities are unsecured obligations of Commercial Credit Company and are not subordinated to other indebtedness of Commercial Credit Company.

GLOBAL SECURITIES; BOOK-ENTRY PROCEDURES AND SETTLEMENT

     The outstanding securities are book-entry securities. That is, a single certificate for each series of outstanding securities is registered in the name of The Depository Trust Company, a securities depository, or its nominee ("DTC"). DTC is thus the only registered holder of the securities. Other people hold their securities indirectly through securities intermediaries -- banks, brokerage houses and other institutions -- that maintain securities accounts for their customers. DTC maintains accounts showing the securities holdings of its participants (all of whom are securities intermediaries), and these securities intermediaries in turn maintain accounts showing the securities holdings of their customers (some of whom may themselves be securities intermediaries holding securities for their customers). Thus, each holder of a book-entry security will hold that security through a hierarchy of intermediaries, with DTC at the "top" and the holder's own securities intermediary at the "bottom." A person holding a book-entry security for its own account through a securities intermediary will be the beneficial owner of the security.

     The securities of each holder of a book-entry other than DTC are evidenced solely by entries on the books of the holder's securities intermediary. A holder of a book-entry security will not be able to obtain a physical (paper) certificate evidencing the holder's ownership of the security. The book-entry system for holding securities through accounts with a hierarchy of securities intermediaries leading up to a securities depository is the system through which most publicly traded common stock is held in the United States.

     Beneficial owners of book-entry securities should realize that Commercial Credit Company will make all distributions on their securities to DTC, and will send all required reports and notices solely to DTC. Similarly, Commercial Credit Company will accept notices and directions solely from the registered holders of securities, which for book-entry securities will mean DTC. DTC and the securities intermediaries are generally required by law to deposit the distributions in the appropriate customers' accounts and to transmit notices and directions from Commercial Credit Company to their customers and from their customers to Commercial Credit Company through the chain of intermediaries. However, beneficial owners of book-entry securities may find it somewhat more difficult to pledge their securities because of the lack of a physical certificate, and may experience delays in receiving distributions on their securities, since distributions will be initially made to DTC and must then travel down the hierarchy of intermediaries to the beneficial owner's own account with its securities intermediary.

     A beneficial owner of book-entry securities will receive a paper certificate registered in the owner's name only if:

          - DTC is unwilling or unable to continue as depositary for the security and Commercial Credit Company is unable to find a qualified replacement for DTC within 90 days;

          - at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

          - Commercial Credit Company in its sole discretion decides to allow some or all book-entry securities to be replaced by paper certificates registered in the beneficial owner's name.

     Paper certificates will be issued only in denominations of $1,000 and whole multiples of $1,000. Paper certificates will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

     In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

     DTC's management is aware that some computer applications, systems, and the like for processing dates that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     Neither Commercial Credit Company nor Citicorp will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

SAME-DAY SETTLEMENT AND PAYMENT

     All payments of principal and interest on book-entry securities will be made by Commercial Credit Company in immediately available U.S. dollars.

     The outstanding securities are expected to trade in the same-day funds settlement system of DTC until maturity, and, to the extent that secondary market trading activity in the outstanding securities is effected through the facilities of DTC, such trades will be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the outstanding securities.

NO REDEMPTION OR SINKING FUND

     The outstanding securities are not redeemable by Commercial Credit Company at any time prior to maturity and are not subject to any sinking fund or other similar provision.

LIMITATIONS ON LIENS

     Under the indenture, Commercial Credit Company may not allow any lien, encumbrance or charge on its property. However, these limitations do not apply to:

     - liens incidental to the business of Commercial Credit Company or to the ownership of its property, so long as the liens do not in the aggregate materially detract from the value of Commercial Credit Company's property or materially impair the use of its property in the operation of its business;

     - liens on property that exist at the time the property is acquired; and

     - liens created on property being constructed or acquired to secure a portion of the cost or purchase price, so long as the liens cover only fixed assets or other physical property and so long as the property is not encumbered by more than two-thirds of the lesser of the cost or fair value of the property.

In addition to the exceptions described above permitting the creation of certain types of liens, Commercial Credit Company is permitted to create liens that in the aggregate do not exceed 5% of its consolidated net worth at the end of its most recent accounting period preceding the creation or assumption of the liens. (SECTION 1005)

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

     Under the indenture, Commercial Credit Company may not merge with another corporation or sell, lease, transfer or otherwise dispose of all or substantially all its assets to another corporation unless:

     - the successor corporation is organized and existing under the laws of the United States or a State thereof or the District of Columbia and assumes payment of the principal of and interest on the outstanding securities and the performance and the observance of the indenture; and

     - the successor corporation would not, immediately after a merger, or a sale or conveyance, be in default in the performance of any covenant or condition of the indenture. (SECTION 801)

RESTRICTIONS ON RELATED COMPANY TRANSACTIONS

     Under the indenture, Commercial Credit Company may not, and may not permit any subsidiary, directly or indirectly, to:

     - acquire any assets from a Related Company, excluding the acquisition of affiliate- related receivables or the making of investments in Related Companies, if the acquisition, in any one transaction or series of related transactions, is one in which the aggregate consideration to be paid by Commercial Credit Company or a subsidiary will exceed $50 million. However, the acquisition may be made if Commercial Credit Company has received a written opinion from an investment banking firm of national reputation or an appraiser commercially experienced in the type of assets to be acquired to the effect that the purchase price to be paid by Commercial Credit Company or a subsidiary for the assets does not exceed the fair market value of the assets or to the effect that the purchase price is fair to Commercial Credit Company and the subsidiary from a financial point of view; or

     - invest in a Related Company unless, after the investment, the sum of the aggregate outstanding investments in Related Companies owned by Commercial Credit Company and any subsidiary does not exceed 10% of the consolidated tangible net worth of Commercial Credit Company; or

     - purchase an affiliate-related receivable unless, after the purchase, the sum of the aggregate outstanding affiliate-related receivables owned by Commercial Credit Company and any subsidiary does not exceed 5% of the consolidated total assets of Commercial Credit Company;

unless both

     - the provisions of any of the above clauses are met and

     - the terms and conditions of the transaction are no more favorable to the Related Company than the terms and conditions that the Related Company could have obtained, taking into account all applicable factors including the credit quality of the Related Company, from a company that was not Commercial Credit Company or a subsidiary of Commercial Credit Company. (SECTION 1008)

If an opinion of an investment banking firm or appraiser is required, the investment banking firm or appraiser that provides the opinion will be selected by Commercial Credit Company and may include a firm that is or was previously a Related Company.

     A "Related Company" is

     - a person or entity that directly, or indirectly through one or more intermediaries, controls Commercial Credit Company (a "Controlling Person") or

     - any person or entity, other than Commercial Credit Company or a subsidiary of Commercial Credit Company, that is controlled by or is under common control with a Controlling Person. As used in this definition, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

MODIFICATION AND WAIVER OF THE INDENTURE

     Modifications of the indenture may be made by Commercial Credit Company and the trustee with the consent of the holders of 66 2/3% in principal amount of the outstanding securities of each series affected by the modifications. No such modification may, without the consent of the holder of each outstanding security so affected,

     - extend the fixed maturity of the security,

     - reduce the rate or extend the time of payment of interest on the security,

     - reduce the principal amount of the security, or

     - reduce the percentage of outstanding securities referred to above whose holders need to consent to the modification of the indenture, or for the waiver of compliance with certain provisions of the indenture or for the waiver of certain defaults. (SECTION 902)

     Commercial Credit Company and the trustee may enter into supplemental indentures without the consent of any holder of outstanding securities:

     - to evidence a successor to Commercial Credit Company,

     - to add to Commercial Credit Company's covenants or events of default,

     - to permit or facilitate securities to be issued by book-entry or in bearer form or relating to the place of payment,

     - to provide for a successor trustee,

     - to establish forms or terms of securities,

     - to change or eliminate a provision not adversely affecting any interests of holders of outstanding securities in any material respect or

     - to cure an ambiguity or inconsistency. (SECTION 901)

     The holders of 66 2/3% in principal amount of the outstanding securities of any series may on behalf of the holders of all securities of that series waive compliance by Commercial Credit Company with certain restrictive provisions of the indenture. Any such waiver would relate only to that series of outstanding securities. (SECTION 1007). The holders of a majority in principal amount of the outstanding securities of any series may on behalf of the holders of all securities of that series waive any past default under the indenture with respect to securities of that series, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, any security of that series or in respect of any provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding security of that series affected. (SECTION 513)

EVENTS OF DEFAULT

     The following are events of default under the indenture with respect to securities of any series:

     - failure to pay principal of a security of that series at its maturity;

     - failure to pay interest on a security of that series when due, continued for 30 days;

     - breach of any other covenant of Commercial Credit Company in the indenture, continued for 60 days after notice of the breach from the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series;

     - a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by Commercial Credit Company greater than $10,000,000 which results in acceleration of the maturity of such debt and the acceleration is not rescinded within 10 business days after notice to Commercial Credit Company of such default by the trustee or notice to Commercial Credit Company and the trustee by holders of at least 10% of the principal amount of the outstanding securities of that series;

     - events of bankruptcy, insolvency or reorganization; and

     - any other event of default provided with respect to securities of that series. (SECTION 501)

     If an event of default with respect to outstanding securities of a series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount of all securities of that series to be payable immediately. However, at any time after a declaration of acceleration for securities of a series, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of outstanding securities of that series may, under certain circumstances, rescind the acceleration. (SECTION 502). For information as to waiver of defaults, you should refer to "Modification and Waiver of the Indenture" in the preceding section of this prospectus.

     Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer to the trustee reasonable indemnity. (SECTION
603). Subject to such provisions for indemnification of the trustee, the holders of a majority in principal amount of the outstanding securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the outstanding securities of that series. (SECTION 512)

     Commercial Credit Company will furnish to the trustee annually a statement as to the performance by Commercial Credit Company of certain of its obligations under the indenture and as to any default in such performance. (SECTION 1006)

DEFEASANCE

     For some series, Commercial Credit Company:

     - may be discharged from its obligations on the securities of the series ("defeasance and discharge"), or

     - may cease to comply with the restrictive covenants ("covenant defeasance") in Article Eight (Consolidation, Merger or Sale), Section 1005 (Limitations on Liens) and Section 1008 (Restrictions on Related Company Transactions) of the indenture.

Any such omission will not be an event of default for the securities of the series prior to the stated maturity of the securities, if Commercial Credit Company irrevocably deposits with the trustee, in trust:

     - U.S. dollars sufficient to pay the principal of and interest to stated maturity on the securities of the series, or

     - direct obligations of the U.S. government or obligations, the principal of and interest on which are guaranteed by the U.S. government, that when added to the amount of income to be accrued on such obligations, would be sufficient to pay when due the principal of and interest to stated maturity on the securities of the series.

Defeasance and discharge and covenant defeasance are conditioned upon Commercial Credit Company's delivery of an opinion of counsel that the holders of the securities of the series will have no federal income tax consequences as a result of the deposit of the amounts described above. Upon defeasance and discharge, the holders of the securities of the relevant series will no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the securities of the series and replacement of lost, stolen or mutilated securities and may look only to the deposited funds or obligations for payment. (SECTION 403)

     However, under current federal income tax law, the defeasance and discharge contemplated in the preceding paragraph would be treated as a taxable exchange of the outstanding securities for an interest in the trust contemplated in the preceding paragraph. As a consequence, each holder of the outstanding securities would recognize gain or loss equal to the difference between the value of the holder's interest in such a trust and the holder's tax basis for the securities deemed exchanged. Thereafter, each holder would be required to include in income his share of any income, gain and loss recognized by such a trust. Although a holder could be subject to federal income tax on the deemed exchange of the defeased outstanding securities for an interest in such a trust, such holder would not receive any cash until the maturity of such outstanding securities (except for current interest payments, if any).

     Under current federal income tax law, covenant defeasances would not similarly be treated as a taxable exchange of such securities. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasances and discharges, including the applicability and effect of tax laws other than the federal income tax law.

                                USE OF PROCEEDS

     Neither Commercial Credit Company nor Citicorp will receive any of the proceeds from the sale of the outstanding securities. All offers and sales of outstanding securities pursuant to this prospectus will be for the accounts of the broker-dealer affiliates of Commercial Credit Company and Citicorp in connection with market-making transactions.

                            MARKET-MAKING ACTIVITIES

     This prospectus may be used by broker-dealer affiliates of Commercial Credit Company and Citicorp in connection with offers and sales of the outstanding securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any broker-dealer affiliate of Commercial Credit Company and Citicorp may act as principal or agent in such transactions. No broker-dealer affiliate of Commercial Credit Company and Citicorp has any obligation to make a market in any of the outstanding securities and any broker-dealer affiliate may discontinue its market-making activities at any time without notice, at its sole discretion.

     Each of the broker-dealer affiliates of Commercial Credit Company and Citicorp is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the outstanding securities. Accordingly, the participation of any such entity in the offerings of outstanding securities will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

                                 ERISA MATTERS

     By virtue of Commercial Credit Company's and Citicorp's affiliation with certain of their subsidiaries and certain subsidiaries of Citigroup, including insurance company subsidiaries and Salomon Smith Barney Inc., that provide services to many employee benefit plans, including investment advisory and asset management services, Commercial Credit Company, Citicorp, Citigroup and any direct or indirect subsidiary of any of them may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 with respect to such employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Internal Revenue Code may result if outstanding securities are acquired by an employee benefit plan with respect to which Commercial Credit Company, Citicorp, Citigroup or any direct or indirect subsidiary of any is a party in interest, unless the outstanding securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Internal Revenue Code proposing to acquire outstanding securities should consult with its legal counsel.

                                    EXPERTS

     The consolidated financial statements of Citicorp as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, included in Citicorp's Annual Report on Form 10-K for the year ended December 31, 1998, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG LLP, independent certified public accountants, and upon the authority of KPMG LLP as experts in accounting and auditing.

     The consolidated financial statements of Commercial Credit Company as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, included in Commercial Credit Company's Annual Report on Form 10-K for the year ended December 31, 1998, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG LLP, independent certified public accountants, and upon the authority of KPMG LLP as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for Commercial Credit Company and Citicorp by Stephanie B. Mudick, Esq., General Counsel -- Corporate Law and an Assistant Secretary of Citigroup, 153 East 53rd Street, New York, New York 10043. Ms. Mudick beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock.

                      WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act of 1933, Citicorp and Commercial Credit
Company jointly filed a registration statement (No. 333-       ) relating to the
securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

     Citicorp and Commercial Credit Company separately file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials Citicorp or Commercial Credit Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

     The SEC allows each of Citicorp and Commercial Credit Company to "incorporate by reference" the information each of them files with the SEC, which means that each of them can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that each of Citicorp and Commercial Credit Company files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

     Citicorp incorporates by reference the documents listed below:

     (a) Annual Report on Form 10-K for the year ended December 31, 1998;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

     (c) Current Reports on Form 8-K dated January 27, 1999, April 19, 1999 and July 19, 1999.

     Commercial Credit Company incorporates by reference the documents listed below:

     (a) Annual Report on Form 10-K for the year ended December 31, 1998;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

     (c) Current Report on Form 8-K dated July 26, 1999.

     All documents that each of Citicorp and Commercial Credit Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the date all broker-dealer affiliates of Citicorp and Commercial Credit Company, including Salomon Smith Barney, stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of the Citicorp filings and the Commercial Credit Company filings, at no cost, by writing or telephoning Citicorp or Commercial Credit Company at the following addresses:

Citicorp            Commercial Credit Company
Treasurer           Corporate Communications
399 Park Avenue     and Investor Relations
New York, NY 10043  300 St. Paul Place
212-559-1000        Baltimore, Maryland 21202
                    410-332-3000

     You should rely only on the information provided in this prospectus, as well as the information incorporated by reference. Neither Citicorp nor Commercial Credit Company nor any broker-dealer affiliate of either has authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses payable by Citicorp and Commercial Credit Company in connection with the securities being registered. All of the fees set forth below are estimates.

Trustees' Fees and Expenses.................................  $10,000
Printing Fees and Expenses..................................   30,000
Accounting Fees and Expenses................................   22,000
Legal Fees and Expenses.....................................    2,000
Miscellaneous...............................................    6,000
                                                              -------
          Total Fees and Expenses...........................  $70,000
                                                              =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the Delaware General Corporation Law (The "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudges to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation, among others, has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that expenses incurred by a director or officer in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 145; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs executors and administrators; and that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation, among others, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The Restated Certificate of Incorporation, as amended, of Citicorp provides, in effect, that, to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145, Citicorp (i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) of Section 145 by reason of the fact that he is or was a director or officer of Citicorp against expenses, judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of Citicorp and is or was serving at the request of Citicorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such Restated Certificate of Incorporation also provides, in effect, that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by Citicorp in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by Citicorp. In addition, as permitted by Section 145 of the DGCL, Citicorp maintains liability insurance covering directors and principal officers.

     Subsection (4) to Article FIFTH of Commercial Credit Company's Restated Certificate of Incorporation states that:

          "The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Subsection (4) to Article FIFTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

     Section 5 of Article III of Commercial Credit Company's By-laws further provides:

          "Each director, whether or not then in office, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding to which he may be made a party by reason of his being or having been a director of the Corporation or of any other company which he serves as a director at the request of the Corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have been derelict in the performance of his duty as such director, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law."

     Citigroup Inc., the ultimate parent of Citicorp, also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including Citicorp and Commercial Credit Company, against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

ITEM 16.  EXHIBITS.

   4.1 Indenture, dated as of December 1, 1986, between Commercial
       Credit Company and Citibank, N.A., as Trustee, relating to
       Debt Securities, incorporated by reference to Exhibit 4.01 to Commercial Credit Company's Current Report on Form 8-K dated January 19, 1987 (File No. 1-6594).
   4.2 First Supplemental Indenture, dated as of June 13, 1990, between Commercial Credit Company and Citibank, N.A., as
       Trustee, incorporated by reference to Exhibit 1 to Commercial Credit Company's Current Report on Form 8-K dated
       June 13, 1990 (File No. 1-6594).
   4.3 Form of Second Supplemental Indenture among Commercial
       Credit Company, Citicorp, as Guarantor, and The First
       National Bank of Chicago, as Successor Trustee.
  *5.1 Opinion of Stephanie B. Mudick, Esq.
  12.1 Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12.01 to Commercial
       Credit Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-6594) and to
       Exhibit 12.01 to Commercial Credit Company's Quarterly
       Report on Form 10-Q for the fiscal quarter ended March 31, 1999 (File No. 1-6594).
  12.2 Computation of Ratio of Income to Fixed Charges, incorporated by reference to Exhibit 12.01 to Citicorp's
       Quarterly Report on Form 10-Q for the fiscal quarter ended
       March 31, 1999 (File No. 1-5738).
  23.1 Consent of KPMG LLP, Independent Certified Public
       Accountants, to the Board of Directors of Commercial Credit
       Company.
  23.2 Consent of KPMG LLP, Independent Certified Public
       Accountants, to the Board of Directors of Citicorp.
 *23.3 Consent of Stephanie B. Mudick, Esq. (included in Exhibit
       5.1).
  24.1 Powers of Attorney of certain officers and directors of Citicorp.

---------------
* To be filed by pre-effective amendment.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either or both of the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their respective counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Citicorp hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 26th day of July, 1999.

                                          CITICORP

                                          By:      /s/ HEIDI G. MILLER

                                            ------------------------------------
                                            Heidi G. Miller
                                            Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on this 26th day of July, 1999.

                     SIGNATURE                         CAPACITY
                     ---------                         --------
                         *                             Chairman (Principal Executive Officer) and
---------------------------------------------------    Director
                   John S. Reed

                /s/ HEIDI G. MILLER                    Chief Financial Officer (Principal Financial
---------------------------------------------------    Officer)
                  Heidi G. Miller

                /s/ ROGER W. TRUPIN                    Vice President and Controller (Principal
---------------------------------------------------    Accounting Officer)
                  Roger W. Trupin

                         *
---------------------------------------------------    Director
                  Paul J. Collins

                         *
---------------------------------------------------    Director
                  Robert I. Lipp

                         *
---------------------------------------------------    Director
                 Victor J. Menezes

                         *
---------------------------------------------------    Director
                 William R. Rhodes

                         *
---------------------------------------------------    Director
                  H. Onno Ruding

*By:              /s/ HEIDI G. MILLER
  ----------------------------------------------
                  Heidi G. Miller
                  Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Commercial Credit Company hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 26th day of July, 1999.

                                          COMMERCIAL CREDIT COMPANY

                                          By:      /s/ MARJORIE MAGNER

                                            ------------------------------------
                                            Marjorie Magner
                                            President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on this 26th day of July, 1999.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
                /s/ MARJORIE MAGNER                  President and Chief Executive Officer
---------------------------------------------------  (Principal Executive Officer) and Director
                  Marjorie Magner

            /s/ RAYMOND L. FISCHER, JR.              Executive Vice President and Chief Financial
---------------------------------------------------  Officer
              Raymond L. Fischer, Jr.                (Principal Financial Officer)

                /s/ IRWIN ETTINGER                   Executive Vice President and Chief Accounting
---------------------------------------------------  Officer
                  Irwin Ettinger                     (Principal Accounting Officer) and Director

             /s/ ROBERT B. WILLUMSTAD                Chairman of the Board and Director
---------------------------------------------------
               Robert B. Willumstad

                /s/ ROBERT I. LIPP                   Director
---------------------------------------------------
                  Robert I. Lipp

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                             EXHIBIT
-------                            -------
     4.1 Indenture, dated as of December 1, 1986, between Commercial
         Credit Company and Citibank, N.A., as Trustee, relating to
         Debt Securities, incorporated by reference to Exhibit 4.01 to Commercial Credit Company's Current Report on Form 8-K
         dated January 19, 1987 (File No. 1-6594).
     4.2 First Supplemental Indenture, dated as of June 13, 1990, between Commercial Credit Company and Citibank, N.A., as
         Trustee, incorporated by reference to Exhibit 1 to
         Commercial Credit Company's Current Report on Form 8-K dated
         June 13, 1990 (File No. 1-6594).
     4.3 Form of Second Supplemental Indenture among Commercial
         Credit Company, Citicorp, as Guarantor, and The First
         National Bank of Chicago, as Successor Trustee.
    *5.1 Opinion of Stephanie B. Mudick, Esq.
    12.1 Computation of Ratio of Earnings to Fixed Charges,
         incorporated by reference to Exhibit 12.01 to Commercial
         Credit Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-6594) and to
         Exhibit 12.01 to Commercial Credit Company's Quarterly
         Report on Form 10-Q for the fiscal quarter ended March 31,
         1999 (File No. 1-6594).
    12.2 Computation of Ratio of Income to Fixed Charges,
         incorporated by reference to Exhibit 12.01 to Citicorp's
         Quarterly Report on Form 10-Q for the fiscal quarter ended
         March 31, 1999 (File No. 1-5738).
    23.1 Consent of KPMG LLP, Independent Certified Public
         Accountants, to the Board of Directors of Commercial Credit
         Company.
    23.2 Consent of KPMG LLP, Independent Certified Public
         Accountants, to the Board of Directors of Citicorp.
   *23.3 Consent of Stephanie B. Mudick, Esq. (included in Exhibit
         5.1).
    24.1 Powers of Attorney of certain officers and directors of
         Citicorp.

---------------
* To be filed by pre-effective amendment.